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                                                     EXHIBIT 3(i)



             AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                   OF

                          OLD NATIONAL BANCORP


                               ARTICLE I

                                  Name


  The name of the Corporation is Old National Bancorp.


                               ARTICLE II

  The purposes for which the Corporation is formed are:

          Section 1.  To acquire control of Old National Bank in
  Evansville and to operate as a bank holding company.

          Section 2. General Powers. To possess, exercise, and enjoy all rights, powers and privileges conferred upon bank holding companies by the Bank Holding Company Act of 1956 as amended and as hereafter amended or supplemented, and all other rights and powers authorized by the laws of the State of Indiana, and the laws of the United States of America applicable to bank holding companies and the regulations of the Board of Governors of the Federal Reserve System.

          Section 3. To Deal in Real Property. Subject to the limitations of Section 2 above, to acquire by purchase, exchange, lease or otherwise, and to hold, own, use, construct, improve, equip, manage, occupy, mortgage, sell, lease, convey, exchange or otherwise dispose of, alone or in conjunction with others, real estate and leaseholds of every kind, character and description whatsoever and wheresoever situated, and any other interests therein, including, but without limiting the generality thereof, buildings, factories, warehouses, offices and structures of all kinds.

          Section 4.  Capacity to Act.  Subject to limitations of
  Section 2 above, to have the capacity to act possessed by natural persons and to perform such acts as are necessary and advisable to accomplish the purposes, activities and business of the Corporation.

          Section 5.  To Act as Agent.  Subject to the
  limitations of Section 2 above, to act as agent or representative for any firm, association, corporation, partnership, government or person, public or private, with respect to any activity or business of the Corporation.

          Section 6. To Make Contracts and Guarantees. Subject to the limitations of Section 2 above, to make, execute and perform, or cancel and rescind, contracts of every kind and description, including guarantees and contracts of suretyship, with any firm, association, corporation, partnership, government or person, public or private.
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          Section 7.  To Borrow Funds.  Subject to the
  Limitations of Section 2 above, to borrow moneys for any activity or business of the Corporation and, from time to time, without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, notes, trust receipts, and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment thereof, and the interest thereon, by mortgage, pledge, conveyance, or assignment in trust of all or any part of the assets of the Corporation, real, personal or mixed, including contract rights, whether at the time owned or thereafter acquired, and to sell, exchange or otherwise dispose of such securities or other obligations of the Corporation.

          Section 8 To Deal in is Own Securities. Subject to the limitations of Section 2 above, to purchase, take, receive or otherwise acquire, and to hold, own, pledge, transfer or otherwise dispose of shares of its own capital stock and other securities. Purchases of the Corporation's own shares, whether direct or indirect, may be made without shareholder approval only to the extent of unreserved and unrestricted earned surplus available therefor.


                              ARTICLE III

                          Period of Existence

          The period during which the Corporation shall continue is perpetual.


                               ARTICLE IV

                Resident Agent and Principal Office

          Section 1. Resident Agent. The name and address of the Corporation's Resident Agent for service of process is Jeffrey
  L. Knight, 420 Main Street, Evansville, Indiana 47708.

          Section 2 Principal Office. The post office address of the principal office of the Corporation is 420 Main Street, Evansville, Indiana 47708.


                             ARTICLE V

                          Shares of Stock

          Section 1.  Number.  The total number of shares of
  capital stock which the Corporation has authority to issue is 52,000,000 shares, all of which shall be divided into two classes of shares to be designated "Common Stock" and "Preferred Stock," respectively, as follows:

               50,000,000 shares of Common Stock, without par value; and

                 2,000,000 shares of Preferred Stock, without par value.

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          Section 2.  Terms and Voting Rights of Capital Stock  A
  statement of the designations, relative rights, preferences, powers, qualifications, limitations and restrictions granted to or imposed upon the respective classes of the shares of capital stock or the holders thereof is as follows:

  A.      Series A Preferred Stock:

          (a) Designation and Amount. The shares of such series shall be designated as "Series A Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 200,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

          (b)  Dividends and Distributions.

               (i) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any other stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount (if any) per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock, no par value (the "Common Stock"), of the Corporation or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under Clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the

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                    number of shares of Common Stock that were
                    outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (ii) The Corporation shall declare a dividend or
                    distribution on the Series A Preferred Stock as provided in subparagraph (i) of this
                    Section 2(A)(b) immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $l.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.


              (iii) Dividends due pursuant to subparagraph (i) of this
                    Section 2(A)(b) shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by- share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

          (c)  Voting Rights.  The holders of shares of Series A
               Preferred Stock shall have the following voting rights.

               (i)  Subject to the provision for adjustment
                    hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then the number of votes per share to which holders of shares of Series A

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                    Preferred Stock were entitled immediately
                    prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (ii) Except as otherwise provided herein, in any
                    Articles of Amendment of the Articles of Incorporation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

              (iii) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no voting rights.

          (d)  Certain Restrictions.

               (i)  Whenever quarterly dividends or other
                    dividends or distributions payable on the Series A Preferred Stock as provided in
                    Section 2(A)(b) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                    (A)  declare or pay dividends, or make any
                         other distributions, on any shares of
                         stock ranking junior (either as to
                         dividends or upon liquidation,
                         dissolution or winding up) to the Series
                         A Preferred Stock;

                    (B)  declare or pay dividends, or make any
                         other distributions, on any shares of
                         stock ranking on a parity (either as to
                         dividends or upon liquidation,
                         dissolution or winding up) with the
                         Series A Preferred Stock, except
                         dividends paid ratably on the Series A
                         Preferred Stock and all such parity
                         stock on which dividends are payable or
                         in arrears in proportion to the total
                         amounts to which the holders of all such shares are then entitled; or

                    (C)  redeem or purchase or otherwise acquire
                         for consideration shares of any stock
                         ranking junior (either as to dividends
                         or upon liquidation, dissolution or
                         winding up) to the Series A Preferred
                         Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock.

               (ii) The Corporation shall not permit any
                    subsidiary of the Corporation to purchase or otherwise acquire for consideration any

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                    shares of stock of the Corporation unless the
                    Corporation could, under subparagraph (i) of this Section 2(A)(d), purchase or otherwise acquire such shares at such time and in such manner.

          (e) Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Articles of Amendment of the Articles of Incorporation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

          (f) Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon whether or not declared, to the date of such payment, provided that the holders of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock plus an amount equal to any accrued and unpaid dividends, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made with the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock then in each such case the aggregate amount set forth in the preceding sentence to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such amount by a faction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is t were outstanding immediately prior to such event.

          (g) Consolidation, Merger. etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind),

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               as the case may be, into which or for which each
               share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (h)  No Redemption.  The shares of Series A Preferred
               Stock shall not be redeemable.

          (i) Amendment. The Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least (two-thirds) of the outstanding shares of Series A Preferred Stock, voting together as a single class.

  B.      Preferred Stock.

          Shares of Preferred Stock may be issued from time to time in one or more additional series. Such shares of Preferred Stock may be redeemed, purchased or otherwise acquired by the Corporation, subject to any limitation or restriction, if any, as is contained in the express terms of any series, and may be reissued except as otherwise provided by law.

          The Board of Directors is hereby authorized, by resolution to fix and determine with respect to each such series of Preferred Stock, the number of shares of the series, which number may be increased (except where otherwise provided by the Board of Directors in creating the series) or decreased (but not below the number of shares thereof then outstanding), the relative rights, preferences, dividend rights and rates, conversion rights, voting rights, redemption rights, qualifications, limitations, restrictions, and protective provisions of each such series.

  C.      Common Stock.

          Each share of Common Stock shall be equal to every other share of Common Stock, and except as otherwise provided by law or by these Articles of Incorporation (including the provisions authorizing the Board of Directors to bestow voting rights on any series of Preferred Stock), the holders of the outstanding shares of Common Stock shall have and possess the exclusive right to notice of shareholders' meetings and to vote on all matters presented to shareholders and shall be entitled to one vote for each share of Common Stock held of record by them on all matters including elections of directors.

          Subject to the rights of any series of Preferred Stock authorized by the Board of Directors as provided by the Articles of Incorporation, the holders of the outstanding shares of Common Stock shall be entitled to

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          dividends as and when declared by the Board of
          Directors out of funds of the Corporation legally available for the payment of dividends.


                            ARTICLE VI

               Requirements Prior to Doing Business

          The Corporation will not commence business until consideration of the value of at least $1,000 (one thousand dollars) has been received for the issuance of shares.


                            ARTICLE VII

                            Director(s)

          Section 1.  Number of Directors.  The initial Board of
  Directors is composed of 23 members. The number of directors may be from time to time fixed by the By-Laws of the Corporation at any number. In the absence of a By-Law fixing the number of directors, the number shall be 23.

          Section 2.  Qualifications of Directors.  Directors
  need not be shareholders of the Corporation.


                           ARTICLE VIII

                           Incorporator

          The name and post office address of the incorporator of the Corporation is:

                                Number and
          Name             Street or Building   City, State & Zip Code
          ----             ------------------   ----------------------
          Robert Carlton     420 Main Street    Evansville, Indiana  47708



                            ARTICLE IX

             Provisions for Regulation of Business and
                 Conduct of Affairs of Corporation


          Section 1.  Meetings of Shareholders.  Meetings of
  Shareholders of the Corporation shall be held at such place, with or without the State of Indiana, as may be specified in the notices or waivers of notice of such meetings.

          Section 2.  Meetings of Directors.  Meetings of
  Directors of the Corporation shall be held at such place, within or without the State of Indiana, as may be specified in the notices or waivers of notice of such meetings.

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          Section 3.  Consideration for Shares.  Shares of stock
  of the Corporation shall be issued or sold in such manner and for such amount of consideration as may be fixed from time to time by the Board of Directors.

          Section 4. By-Laws of the Corporation. The Board of Directors by a majority vote of the actual number of Directors elected and qualified from time to time shall have the power, without the assent or vote of the shareholders, to make, alter, amend or repeal the By-Laws of the Corporation.

          The Board of Directors may, by resolution adopted by a majority of the actual number of Directors elected and qualified, from time to time, designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in the resolution, the Articles of Incorporation, or the By-Laws, may exercise all of the authority of the Board of Directors of the Corporation, including, but not limited to, the authority to issue and sell or approve any contract to issue and sell, securities or shares of the Corporation or designate the terms of a series of a class of securities or shares of the Corporation. The terms which may be affixed by each such committee include, but are not limited to, the price, dividend rate, and provisions of redemption, a sinking fund, conversion, voting, or preferential rights or other features of securities or class or series of a class of shares. Each such committee may have full power to adopt a final resolution which sets forth those terms and to authorize a statement of such terms to be filed with the Secretary of State. However, no such committee has the authority to declare dividends or distributions, amend the Articles of Incorporation or the By-Laws, approve a plan of merger or consolidation even if such plan does not require shareholder approval, reduce earned or capital surplus, authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors, or recommend to the shareholders a voluntary dissolution of the Corporation or a revocation thereof. No member of any such committee shall continue to be a member thereof after he ceases to be a Director of the Corporation. The calling and holding of meetings of any such committee and its method of procedure shall be determined by the Board of Directors. A member of the Board of Directors shall not be liable for any action taken by any such committee if he is not a member of that committee and has acted in good faith and in a manner he reasonably believes is in the best interest of the Corporation.

          Section 5.  Consent Action by Shareholders.   Any
  action required by statute to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if, prior to such action, a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and such written consent is filed with the minutes of the proceedings of the shareholders.

          Section 6. Consent Action by Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if prior to such action a written consent to such action is signed by all members of the Board of Directors or such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

          Section 7. Interest of Directors in Contracts. Any contract or other transaction between the Corporation or any corporation in which this Corporation owns a majority of the

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  capital stock shall be valid and binding, notwithstanding that the directors or officers of this Corporation are identical or that some or all of the directors or officers, or both, are also directors or officers of such other corporation.

          Any contract or other transaction between the Corporation and one or more of its directors or members or employees, or between the Corporation and any firm of which one or more of its directors are members or employees or in which they are interested, or between the Corporation and any corporation or association of which one of more of its directors are stockholders, members, directors, officers, or employees or in which they are interested, shall be valid for all purposes notwithstanding the presence of such director or directors at the meeting of the Board of Directors of the Corporation which acts upon, or in reference to, such contract or transaction and notwithstanding his or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall authorize, approve and ratify such contract or transaction by a vote of a majority of the directors present, such interested director or directors to be counted in determining whether a quorum is present, but not to be counted in calculating the majority of such quorum necessary to carry such vote. This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

          Section 8. Indemnification of Directors, Officers and Employees. Every person who is or was a director, officer or employee of this Corporation or of any other corporation for which he is or was serving in any capacity at the request of this Corporation shall be indemnified by this Corporation against any and all liability and expense that may be incurred by him in connection with or resulting from or arising out of any claim, action, suit or proceeding, provided that such person is wholly successful with respect thereto or acted in good faith in what he reasonably believed to be in or not opposed to the best interests of this Corporation or such other corporation, as the case may be, and, in addition, in any criminal action or proceeding in which he had no reasonable cause to believe that his conduct was unlawful. As used herein, "claim, action, suit or proceeding" shall include any claim, action, suit or proceeding (whether brought by or in the right of this Corporation or such other corporation or otherwise), civil, criminal, administrative or investigative, whether actual or threatened or in connection with an appeal relating thereto, in which a director, officer or employee of this Corporation may become involved, as a party or otherwise,

          (i) by reason of his being or having been a director, officer of employee of this corporation or such other corporation or arising out of his status as such or

          (ii) by reason of any past or future action taken or not taken by him in any such capacity, whether or not he continues to be such at the time such liability or expense is incurred.

  The terms "liability" and "expense" shall include, but shall not be limited to, attorneys' fees and disbursements, amounts of judgments, fines or penalties, and amounts paid in settlement by or on behalf of a director, officer or employee, but shall not in any event include any liability or expenses on account of profits realized by him in the purchase or sale of securities of the Corporation in violation of the law. The termination of any claim, action, suit or proceeding, by judgment, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere,

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  or its equivalent, shall not create a presumption that a
  director, officer or employee did not meet the standards of conduct set forth in this paragraph.

          Any such director, officer or employee who has been wholly successful with respect to any such claim, action, suit or proceeding shall be entitled to indemnification as a matter of right. Except as provided in the preceding sentence, any indemnification hereunder shall be made only if (i) the Board of Directors acting by a quorum consisting of Directors who are not parties to or who have been wholly successful with respect to such claim, action, suit or proceeding shall find that the director, officer or employee has met the standards of conduct set forth in the preceding paragraph; or (ii) independent legal counsel shall deliver to the Corporation their written opinion that such director, officer or employee has met such standards of conduct.

          If several claims, issues or matters of action are involved, any such person may be entitled to indemnifications as to some matters even though he is not entitled as to other matters.

          The Corporation may advance expenses to or, where appropriate, may at its expense undertake the defense of any such director, officer or employee upon receipt of an undertaking by or on behalf of such person to repay such expenses if it should ultimately be determined that he is not entitled to indemnification hereunder.

          The provisions of this Section shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act during, before or after the adoption hereof.

          The rights of indemnification provided hereunder shall be in addition to any rights to which any person concerned may otherwise be entitled by contract or as a matter of law and shall inure to the benefit of the heirs, executors and administrators of any such person.

          The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation against any liability asserted against him and incurred by him in any capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section or otherwise.

          Section 9. Distribution Out of Capital Surplus. The Board of Directors of the Corporation may from time to time distribute to its shareholders out of the capital surplus of the Corporation a portion of its assets, in cash or property, without the assent or vote of the shareholders, provided that with respect to such a distribution the requirements of The Indiana General Corporation Act other than shareholder approval are satisfied.

          Section 10. Powers of Directors. In addition to the powers and the authority granted by these Articles or by statute expressly conferred, the Board of Directors of the Corporation is hereby authorized to exercise all powers and to do all acts and things as may be exercised or done under the laws of the State of Indiana by a corporation organized and existing under the provisions of The Indiana General Corporation Act and not specifically prohibited or limited by these Articles.

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          Section 11.  Voting Rights on Business Combinations
  The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of the common stock of the Corporation shall be required to approve any business combination (as hereinafter defined) which is not approved and recommended by the vote of two-thirds (2/3) of the entire Board of Directors of the Corporation. All other business combinations will require the affirmative vote of a majority of the outstanding shares of common stock of the Corporation.
  This Section 11 of Article IX shall not be altered, amended or repealed except by the affirmative vote of the holders of not less than 80% of the outstanding shares of common stock of the Corporation, given at a shareholders' meeting duly called for that purpose, on a proposal adopted and recommended by the vote of two-thirds (2/3) of the entire Board of Directors of the Corporation.

          A "business combination" as utilized herein and in Sections 12 and 13 shall include:

          (i) Any merger or consolidation of the Corporation with or into any other corporation.

          (ii) Any sale, lease, exchange, or other disposition of any material part of the assets of the Corporation or any subsidiary thereof to or with any other corporation, person, or other entity, or

         (iii) any liquidation or dissolution of the Corporation or any material subsidiary thereof or adoption of any plan with respect thereto.

          Section 12.  Consideration of Non-Financial Factors.
  In connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its shareholders when evaluating a business combination (as defined in Section 11) or a tender or exchange offer, the Board of Directors of the Corporation shall, in addition to considering the adequacy of the amount to be paid in connection with any such transaction, consider all of the following factors and any other factors which it deems relevant:

          (i) The social and economic effects of the transaction on the Corporation and its subsidiaries, employees, depositors, loan and other customers, creditors and other elements of the communities in which the Corporation and its subsidiaries operate or are located;

          (ii) The business and financial condition and earnings prospects of the acquiring person or persons, including, but not limited to, debt service and other existing or likely financial obligations of the acquiring person or persons, and the possible effect of such conditions upon the Corporation and its subsidiaries and the other elements of the communities in which the Corporation and its subsidiaries operate or are located; and

         (iii) The competence, experience, and integrity of the acquiring person or persons and its or their management.

          This Section 12 of Article IX shall not be altered, amended or repealed except by the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding common stock of the Corporation, given at a shareholders' meeting duly called for that purpose, upon a

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  proposal adopted by the vote of two-thirds (2/3) of the entire
  Board of Directors of the Corporation.

          Section 13. Acquisition of Additional Shares by Certain Shareholders. Any person, whether an individual, partnership, corporation, group, or otherwise, who, separately or in association with one or more persons, acquires 15% of the then outstanding common stock of the Corporation, in connection with any further, direct or indirect acquisition in connection with a tender or exchange offer, open market purchase or business combination, is required to offer and pay for such additional shares a consideration which is at least equal to the highest percent over market value paid to acquire shares of the Corporation's common stock then held by such person or his associates. Any purchase of shares of common stock made in derivation of this Section 13 of Article IX shall be null and void.

          This Section 13 of Article IX shall not be altered, amended or repealed except by the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding common stock of the Corporation, given at a shareholders' meeting duly called for that purpose, upon a proposal adopted by the vote of two-thirds (2/3) of the entire Board of Directors of the Corporation.

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